Exhibit 21

Subsidiaries of Registrant

As of December 31, 2008

Legal Name	Domicile
EQT Corporation (formerly Equitable Resources, Inc.)	USA, Pennsylvania
EPC Investments, Inc.	USA, Delaware
EQT Capital Corporation	USA, Delaware
Equitable Distribution, LLC	USA, Delaware
EQT Holdings Company, LLC	USA, Delaware
EQT Holdings Management Company, LLC	USA, Delaware
EQT International Holdings Corporation	USA, Delaware
EQT Investments, LLC	USA, Delaware
EQT Investments Holdings, LLC	USA, Delaware
EQT IP Ventures, LLC	USA, Delaware
Equitable Energy, LLC	USA, Delaware
Equitable Gas Company, LLC	USA, Pennsylvania
Equitable Gathering, Inc.	USA, Pennsylvania
Equitable Gathering, LLC	USA, Delaware
Equitable Gathering Equity, LLC	USA, Delaware
Equitable Homeworks, LLC	USA, Pennsylvania
Equitable Production Company	USA, Pennsylvania
Equitable Resources Insurance Company, Ltd.	Cayman Islands
Equitable Utilities Investments, Inc.	USA, Delaware
Equitrans, LP	USA, Pennsylvania
ERI Holdings	Cayman Islands
ET Blue Grass Clearing, LLC	USA, Delaware
ET Blue Grass LLC	USA, Delaware
EUS Management Company, Inc.	USA, Delaware